EXHIBIT 1

                                   AGREEMENT

                          JOINT FILING OF SCHEDULE 13D

     The undersigned hereby consent to the joint filing by any of them of a Statement on Schedule 13D and any amendments thereto, whether heretofore or hereafter filed, relating to the securities of Peregrine Systems, Inc., and affirm that this Schedule 13D is being filed on behalf of each of the undersigned.


Dated:  August 11, 2003             Post Emergence Equity Committee of Peregrine
                                    Systems Inc.

                                    By: /s/ Mark Nelson
                                        ----------------------------------------
                                        Mark Nelson, Chairman




Dated:  August 11, 2003                 /s/ Mark Nelson
                                        ----------------------------------------
                                        Mark Nelson




Dated:  August 11, 2003                 /s/ David Hildes
                                        ----------------------------------------
                                        David Hildes



Dated:  August 13, 2003                 /s/ Mark Israel
                                        ----------------------------------------
                                        Mark Israel